UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2007

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SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)  On June 18, 2007, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of SonomaWest Holdings, Inc. (the "Company”) approved compensation arrangements for Walker R. Stapleton, the Company's Chief Executive Officer, Chief Financial Officer and President. The Committee engaged a compensation and human resources consulting firm that analyzed Mr. Stapleton’s job responsibilities and labor market indicators relative to what other similarly situated companies pay for comparable positions.

    On the recommendation of the consulting firm, effective July 1, 2007, Mr. Stapleton will be paid an annual base salary of $200,000. In addition, the Committee granted Mr. Stapleton a discretionary bonus for the preceding fiscal year in the amount of $125,000. The Committee also adopted an Incentive Compensation Plan, which shall permit Mr. Stapleton to achieve a portion of his base salary in the form of an annual bonus by achieving the incentive compensation goals and measures to be established by the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: June 22, 2007	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer and Chief Financial Officer